EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Visterra, Inc. of our report dated November 4, 2015, except for paragraphs four through six of Note 1, as to which the date is January 5, 2016, relating to the consolidated financial statements of Visterra, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 5, 2016